UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 26, 2006 (January 24, 2006)

                        Alamosa Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-32357	75-2890997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

            5225 S. Loop 289, Lubbock, Texas, 79424
(Address of Principal Executive Offices) (Zip Code)

Registrant's Telephone Number, Including Area Code: (806) 722-1100

                                                Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into Material Definitive Agreement.

On January 24, 2006, Southwest PCS, L.P. (‘‘Manager’’), a wholly-owned subsidiary of Alamosa Holdings, Inc., and Sprint Spectrum L.P., WirelessCo, L.P. (‘‘WirelessCo’’), Sprintcom, Inc., and Sprint Communications Company, L.P. entered into Addendum X (‘‘Addendum X’’) to the Sprint PCS Management Agreement, dated as of July 10, 1998, as amended, by and among the parties to Addendum X.

Pursuant to Addendum X, Manager consented to the lease and subsequent sale by WirelessCo of spectrum licensed by the Federal Communications Commission to Nextech Wireless L.L.C. (‘‘Nextech’’) in accordance with certain strategic roaming and other related agreements (the ‘‘SRAs’’) between WirelessCo and Nextech. Pursuant to the SRAs, Nextech will construct and operate mobile wireless communications systems and provide roaming services in certain geographic areas in which Manager has the exclusive right to provide wireless personal communications services under the Sprint brand name. Nextech will operate in certain counties in Kansas (the ‘‘SRA Markets’’). The SRAs provide for special reciprocal roaming rates for Manager in the respective SRA Markets and special reciprocal roaming rates for Nextech in certain portions of Manager's service area.

The description of Addendum X set forth above is qualified in its entirety by reference to Addendum X, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit Number	Description
Exhibit 10.1	Addendum X to Sprint PCS Management Agreement, dated as of January 24, 2006, by and among Sprint Spectrum L.P., WirelessCo, L.P., Sprintcom, Inc., Sprint Communications Company, L.P. and Southwest PCS, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2006

ALAMOSA HOLDINGS, INC.
By: /s/ Kendall W. Cowan
Name: Kendall W. Cowan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1	Addendum X to Sprint PCS Management Agreement, dated as of January 24, 2006, by and among Sprint Spectrum L.P., WirelessCo, L.P., Sprintcom, Inc., Sprint Communications Company, L.P. and Southwest PCS, L.P.